EXHIBIT 21

Subsidiaries of the Registrant

     The Corporation has five subsidiaries as of January 1, 1998.

                                                                          Percent
                                                                        Voting Stock
                                 Jurisdiction of      Shares Owned        Held by
                                  Organization       By Corporation      Corporation
                                 ---------------     --------------     ------------
Community Trust Bank, NA         United States       285,000 Common         100%
 Pikeville, Kentucky

Community Trust Bank, FSB        United States           100 Common         100%
 Campbellsville,
 Kentucky

Trust Company of                 United States           500 Common         100%
 Kentucky, NA
 Ashland, Kentucky

Community Trust Funding Corp       Delaware              100 Common         100%

CTBI Preferred Capital Trust       Delaware           42,720 Common
                                                      Trust Securities      100%


  All shares of Community Trust Bank, FSB are pledged as collateral on the bank note outstanding to Star Bank, Cincinnati, Ohio.







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